SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported): June 1, 2000


                               INTERNET VIP, INC.
             (Exact Name of Registrant as Specified in its Charter)



              Delaware                  0-26949           11-3500919
              --------                  -------           ----------
(State or Other Jurisdiction of     (Commission          (I.R.S. Employer
Incorporation or Organization)       File Number)         ID Number)


1155 University St., Montreal, Quebec                           H3B 3A7
-------------------------------------                           -------
(Address of Principal Executive Offices)                       (Zip Code)

(514) 448-4847
Registrant's telephone number, including area code:



________________________________________________________________________________
(Former Name or Former Address if Changed Since Last Report)

Item 5.  Other Matters.

         On June 1, 2001 Registrant announced that it entered into an agreement on May 30, 2001 to acquire 100% of the common shares of Yapalot Communications Holdings Inc., a Delaware corporation, through a newly formed subsidiary. The basic parameters of the merger are that post-merger, the total ownership of the Registrant will be shared approximately equally between the Registrant's stockholders and the stockholders of Yapalot and that the Board of Directors will contain an equal number of members from each party. Yapalot is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and as current in its filings with the Securities and Exchange Commission. The Merger is contingent upon both companies completing due diligence to their satisfaction and shareholder approval.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     1.       Merger Agreement.

     2.       Press Release dated June 1, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 3, 2001
                                           INTERNET VIP, INC.



                                           By:/s/Viatcheslav Makarov
                                               Viatcheslav Makarov,
                                               Acting President